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                                 EXHIBIT 10.47

                        NATIONAL VISION ASSOCIATES, LTD.

NVAL POLICY:    EXECUTIVE RELOCATION         POLICY NUMBER:  HR-DOM-05-11
CHAPTER:        HUMAN RESOURCES
DATE ISSUED:    ________
SUPERSEDES:     ALL PREVIOUS
NO. OF PAGES:   1 OF 3


STATEMENT OF OBJECTIVE:
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To inform executives of the relocation restrictions when a transfer is requested by the Company. Relocation made to meet the demands of the Company will be paid for by the Company. Relocations made for the convenience of the associate may be paid by the Company at the Company's discretion.


APPLIES TO:
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All NVAL executives.


COMMUNICATION & ADMINISTRATION RESPONSIBILITY:
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The Human Resources Department is responsible for ensuring all executives are aware of and comply with this policy.


SPECIFIC POLICY GUIDELINES:
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Executives who are relocating at the request of NVAL may be eligible for reimbursement of certain relocation expenses. Eligible relocation expenses will be charged to the cost center of the executive's department. Arrangements for relocation must be made through NVAL's Travel Manager by the Human Resources Department. Relocation expenses will not be paid or reimbursed unless arrangements are made through the Travel Manager.

All relocation expenses must be reasonable and be submitted via an NVAL Relocation Reimbursement Form, with receipts attached. Since certain reimbursed relocation expenses may be taxable by federal and state taxing agencies, this form permits us to comply with both IRS and state regulations. Any portion of reimbursed relocation expenses that are considered taxable will be grossed up at the effective rate of the executive for the tax year in question. Such effective rate shall be reviewed by the Company's accountants. This "gross up" will be noted on the relocating executive's W-2 form at the end of the current tax year. It is also suggested that you consult with your tax advisor for more information regarding taxation of relocation expenses.

The Company will select the moving company.
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NVAL POLICY:  EXECUTIVE RELOCATION       POLICY NUMBER:  HR-DOM-05-11
CHAPTER:      HUMAN RESOURCES
DATE ISSUED:  ________
SUPERSEDES:   ALL PREVIOUS
NO. OF PAGES: 2 OF 3


NON-REIMBURSABLE EXPENSES
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1. Cable TV Hook-Up
2. Security Deposit for Apartment/House
3. Ongoing Commuting Expenses Between the Old and New Locations
4. Lease Cancellation Expenses
5. Child Care
6. Pet Care
7. Hotel Room Movies
8. Hotel Room Honor Beverage Bar Charges
9. Theft or Loss of Personal Property
10.Insurance in Excess of Standard Provided by Moving Company
11.Any Expense Not Covered in this Policy (except Miscellaneous Relocation
   Expenses, discussed below) or in Excess of Allowances Indicated


REIMBURSABLE EXPENSES
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MOVING EXPENSES:

All costs associated with the physical move of the executive's primary residence, using a moving company designated by NVAL.

This includes:
   a)  Packing and unpacking of all possessions.
   b)  Moving of up to three (3) automobiles.
   c)  Storage of possessions (up to six [6] months).
   d)  Reasonable expenses related to travel at the time of the move.

HOUSE HUNTING TRIPS

NVAL will reimburse reasonable travel, lodging, and meal expenses for executive and spouse for up to two (2) house hunting trips.

MISCELLANEOUS RELOCATION EXPENSES

Expenses not otherwise covered by NVAL's relocation policy may be reimbursed, up to an aggregate maximum of $2,000. Expenses reimbursed under this category will not be grossed up.
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NVAL POLICY:  EXECUTIVE RELOCATION         POLICY NUMBER: HR-DOM-05-11
CHAPTER:      HUMAN RESOURCES
DATE ISSUED:  ________
SUPERSEDES:   ALL PREVIOUS
NO. OF PAGES: 3 OF 3


TEMPORARY HOUSING EXPENSES

Reasonable temporary housing expenses will be reimbursed for up to six (6) months from date of initial expense. This benefit will not be available immediately following the closing on the executive's new residence.

DUPLICATE MORTGAGE EXPENSES

NVAL will reimburse duplicate mortgage expenses for up to twelve (12) months, subject to a maximum of the following:

   a)  The monthly mortgage payment on the original residence, or
   b)  The lesser of:
       1) The monthly mortgage payment amount on the new residence assuming a comparably priced home, with 20% down payment. The monthly payment is calculated using the interest rate and terms of the actual loan.
       2)  The actual monthly mortgage payment on the new residence.

CLOSING AND SETTLEMENT COSTS

Costs associated with the sale of the executive's existing residence (closing and settlement costs, including brokerage fees) will be reimbursed. Costs associated with the purchase of the executive's new residence will be reimbursed subject to the following limitations:

   a)   Pre-paid charges for taxes or insurance are not payable.
   b) Mortgage points will be reimbursed up to the base structure of the loan. Additional points added for the purpose of lowering the monthly payment are not reimbursable by NVAL.

LOSS OF EQUITY UPON SALE OF HOME

NVAL will reimburse up to ten percent (10%) of loss on the sale of the executive's residence as compared to the appraised value as determined by the average of two appraisals selected, and paid for by NVAL. Appraisals will be performed at the time of the initial listing of the executive's residence.